SUNOVA CAPITAL, LP
13-G


STOCK:  AMCP:  AMCOMP INC
CUSIP: 2342J1016

                                                      4/18/2007
                                                        Shares
                                                     ============
SuNOVA Partners, L.P.                                    253,000       1.6%
SuNOVA Long Term Opportunity Fund, L.P.                   53,000       0.3%
SuNOVA Offshore Ltd.                                     484,461       3.1%

Total                                                    790,461       5.0%
Total Outstanding Shares of Co.                       15,759,889